Exhibit 99.1

Banc of California Reports Fourth Quarter and

Full Year 2014 Financial Results

IRVINE, Calif., (March 5, 2015) – Banc of California, Inc. (NYSE: BANC) today reported net income of $30.3 million and net income available to common shareholders of $26.7 million, or $0.91 per diluted common share for the year ended December 31, 2014. This compares to net income of $0.1 million and a net loss attributable to common shareholders of $2.1 million, or $(0.14) per diluted common share, for the year ended December 31, 2013.

For the quarter ended December 31, 2014, the Company reported net income available to common shareholders of $9.3 million, or $0.25 per diluted common share. This compares to net income available to common shareholders of $2.4 million, or $0.12 per diluted common share, for the quarter ended December 31, 2013.

“Over the past three years, Banc of California has emerged as California’s Bank,” said Steven Sugarman, President and Chief Executive Officer. “We are now a $6 billion financial institution with the scale to serve California’s diverse private businesses, entrepreneurs and homeowners. As we look to 2015, we believe there are compelling economics for continued growth and we are well situated to deliver on our stated financial targets.”

The Company’s consolidated assets totaled $6.0 billion at December 31, 2014, an increase of $1.4 billion compared to the prior quarter, and an increase of $2.3 billion compared to a year ago.

Return on average assets for the fourth quarter was 0.8%, and 0.7% for the full year ended December 31, 2014. Return on average tangible common equity was 11.2% for the fourth quarter, and 10.1% for the full year ended December 31, 2014. Both the full year and fourth quarter results included the release of the remaining $8.3 million deferred tax asset valuation allowance which resulted in a net tax benefit of $4.5 million and $5.5 million, for the full year and fourth quarter, respectively.

Total loans and leases, representing both loans held for investment and held for sale, of $5.1 billion at December 31, 2014 increased by $1.3 billion, compared to $3.8 billion at September 30, 2014, and have increased by $2.0 billion compared to the year ended December 31, 2013.

Total deposits of $4.7 billion at December 31, 2014 represented an increase of $1.0 billion compared to $3.6 billion at September 30, 2014, and an increase of $1.8 billion compared to $2.9 billion at December 31, 2013.

Growth in both total loans and deposits during the fourth quarter was primarily driven by the branch transaction with Popular Community Bank in November which resulted in the acquisition of $1.1 billion of loan balances and $1.1 billion of deposit balances.

Total revenue for the year ended December 31, 2014 of $300.9 million increased by $106.9 million, or 55%, compared to the full year ended December 31, 2013. Revenue of $87.2 million for the fourth quarter increased by $4.9 million compared with the prior quarter, and was $19.4 million higher compared to the fourth quarter 2013.

18500 Von Karman Ave. • Suite 1100 • Irvine, CA 92612 • (949) 236-5250 • www.bancofcal.com

Net interest income of $155.3 million for 2014 increased by $58.0 million, or 60%, from 2013. Fourth quarter net interest income of $46.3 million increased 21% from the prior quarter, and increased by $13.0 million, or 39% compared to the year ago quarter.

Net interest margin of 3.72% for 2014 increased by 5 basis points compared to 3.67% for 2013. Fourth quarter net interest margin was 3.65%, an increase of 7 basis points from 3.58% reported in the third quarter. Lower deposit costs contributed to the margin expansion during the quarter.

Noninterest income for 2014 totaled $145.6 million, an increase of $48.9 million, compared to $96.7 million for 2013. Noninterest income for the fourth quarter totaled $40.9 million, compared to $44.1 million for the prior quarter and $34.5 million for the year ago quarter.

Total noninterest expense for the fourth quarter totaled $78.4 million, an increase of $10.8 million compared to the prior quarter. Fourth quarter noninterest expense included approximately $5.9 million of non-recurring costs including from the acquisition of branches from Popular Community Bank as well as an increase of $2.1 million of ongoing operating expense from the acquired branch locations.

The Company’s allowance for loan and lease losses (ALLL) increased to $29.5 million for the fourth quarter, and equaled 1.38% of originated loans, and represented a coverage ratio of 77% of nonperforming loans at December 31, 2014. The provision for loan losses for the fourth quarter was $4.2 million, compared to $2.8 million in the prior quarter, driven primarily by loan growth during the fourth quarter. The ratio of delinquent non-PCI loans to total non-PCI loans equaled 1.55% for the fourth quarter, and declined compared to 2.08% from the prior quarter, and was down from 2.43% a year ago. The ratio of nonperforming assets to total assets declined from 0.86% at the third quarter and stands at 0.65% as of December 31, 2014. Net charge offs for the fourth quarter were in a net recovery position of less than $0.1 million.

The Company remains well-capitalized with a Tier 1 Risk-Based Capital Ratio of 10.5%, a Tier 1 Leverage Ratio of 8.6%, and a Tangible Common Equity to Tangible Assets Ratio (TCE/TA) of 6.2% as of December 31, 2014.

The Company will host a conference call to discuss its fourth quarter and full year financial results at 8:00 a.m. Pacific Time (PT) Friday, March 6, 2015. Interested parties are welcome to attend the conference call by dialing 888-317-6003, and referencing event code 9966897. A live audio webcast will also be available and the webcast link will be posted on the Company’s website under the Investors section. The slide presentation for the call will also be available on the Company’s website prior to the call.

About Banc of California, Inc.

Banc of California, Inc. (NYSE: BANC) has total assets of $6.0 billion and is the largest bank holding company headquartered in Orange County, CA. The Company’s principal subsidiary, Banc of California, N.A., provides banking services and loans serving the diverse needs of California’s private businesses, entrepreneurs and homeowners. Banc of California operates over 100 offices, including 40 full-service branch locations, in California and the West.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.

INVESTOR RELATIONS INQUIRIES:	MEDIA INQUIRIES:
Banc of California, Inc.	Vectis Strategies
Timothy Sedabres, (855) 361-2262	David Herbst, (213) 973-4113 x101

Banc of California, Inc

Consolidated Statements of Financial Condition

(Dollars in thousands)

(Unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
ASSETS
Cash and due from banks	$14,364	$5,646	$4,937
Interest-bearing deposits	216,835	179,339	105,181

Total cash and cash equivalents	231,199	184,985	110,118
Time deposits in financial institutions	1,900	1,900	1,846
Securities available for sale	345,695	310,385	170,022
Loans held for sale	1,187,090	1,127,339	716,733
Loans and leases receivable	3,949,122	2,712,068	2,446,111
Allowance for loan and lease losses	(29,480)	(25,283)	(18,805)
Federal Home Loan Bank and other bank stock	42,241	35,432	22,600
Servicing rights, net	19,566	11,745	13,883
Other real estate owned, net	423	605	-
Premises and equipment, net	78,685	67,323	66,260
Goodwill	31,591	31,591	30,143
Other intangible assets, net	25,252	10,829	12,152
Deferred income tax	16,445	8,663	-
Income tax receivable	-	-	2,995
Bank-owned life insurance investment	19,095	19,038	18,881
Other assets	52,747	41,376	35,084

Total assets	$5,971,571	$4,537,996	$3,628,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$662,295	$457,743	$429,158
Interest-bearing deposits	4,009,536	3,173,967	2,489,486

Total deposits	4,671,831	3,631,710	2,918,644
Advances from Federal Home Loan Bank	633,000	305,000	250,000
Notes payable, net	93,569	95,549	82,320
Reserve for loss reimbursements on sold loans	8,303	7,045	5,427
Income taxes payable	56	2,158	-
Accrued expenses and other liabilities	61,223	49,653	46,763

Total liabilities	5,467,982	4,091,115	3,303,154
Commitments and contingent liabilities

Preferred stock, Series A, non-cumulative perpetual preferred stock	31,934	31,934	31,934
Preferred stock, Series B, non-cumulative perpetual preferred stock	10,000	10,000	10,000
Preferred stock, Series C, 8.00% non-cumulative perpetual preferred stock	37,943	37,943	37,943
Common stock	358	297	210
Common stock, class B non-voting non-convertible	6	6	6
Additional paid-in capital	422,910	371,738	256,306
Retained earnings	29,863	24,862	16,981
Treasury stock	(29,798)	(29,798)	(27,911)
Accumulated other comprehensive (loss)/income, net	373	(101)	(600)

Total shareholders’ equity	503,589	446,881	324,869

Total liabilities and shareholders’ equity	$5,971,571	$4,537,996	$3,628,023

Banc of California, Inc

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Interest and dividend income
Loans, including fees	$52,599	$44,555	$39,922	$180,761	$116,673
Securities	1,781	1,460	473	5,158	2,632
Dividends and other interest-earning assets	700	634	361	2,220	1,206

Total interest and dividend income	55,080	46,649	40,756	188,139	120,511
Interest expense
Deposits	6,440	6,165	5,665	24,411	16,051
Federal Home Loan Bank advances	210	118	92	527	269
Notes payable and other interest-bearing liabilities	2,099	2,180	1,697	7,924	6,962

Total interest expense	8,749	8,463	7,454	32,862	23,282

Net interest income	46,331	38,186	33,302	155,277	97,229
Provision for loan and lease losses	4,159	2,780	1,768	10,976	7,963

Net interest income after provision for loan and lease losses	42,172	35,406	31,534	144,301	89,266
Noninterest income
Customer service fees	651	230	266	1,490	1,942
Net gain on sale of loans	3,927	10,260	4,180	19,828	8,700
Mortgage banking income	25,030	26,943	15,028	95,430	67,890
Advisory service fees	6,722	3,264	354	12,904	377
Loan brokerage income	2,314	2,033	1,343	8,674	1,356
All other income	2,245	1,368	13,346	7,311	16,478

Total noninterest income	40,889	44,098	34,517	145,637	96,743
Noninterest expense
Salaries and employee benefits	47,974	41,094	36,117	162,879	110,687
Occupancy and equipment	9,512	7,969	7,592	33,443	19,662
All other expenses	20,885	18,494	13,505	67,839	48,321

Total noninterest expense	78,371	67,557	57,214	264,161	178,670

Income before income taxes	4,690	11,947	8,837	25,777	7,339
Income tax (benefit) expense	(5,524)	721	5,516	(4,541)	7,260

Net income	10,214	11,226	3,321	30,318	79
Preferred stock dividends	910	910	951	3,640	2,185

Net income (loss) available to common shareholders	$9,304	$10,316	$2,370	$26,678	$(2,106)

Basic earnings (loss) per total common share	$0.25	$0.31	$0.13	$0.91	$(0.14)
Diluted earnings (loss) per total common share	$0.25	$0.30	$0.12	$0.91	$(0.14)

Banc of California, Inc

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Average balances:
Total assets	$5,223,463	$4,391,523	$3,555,265	$4,348,626	$2,773,276
Total gross loans and leases	4,534,428	3,829,204	3,056,232	3,805,239	2,217,421
Securities available for sale	310,454	257,067	170,350	225,182	153,229
Total interest earning assets	5,033,973	4,228,555	3,387,120	4,176,518	2,647,070
Total interest-bearing deposits	3,699,464	3,070,130	2,507,302	3,057,606	2,026,408
Total borrowings	406,531	378,671	244,708	364,095	160,045
Interest bearing liabilities	4,105,995	3,448,801	2,752,010	3,421,701	2,186,453
Total shareholders’ equity	487,578	449,392	324,290	413,454	264,818
Profitability and other ratios:
Return on average assets (1)	0.78%	1.01%	0.37%	0.70%	0.00%
Return on average equity (1)	8.31%	9.91%	4.06%	7.33%	0.03%
Dividend payout ratio (2)	48.00%	38.71%	92.31%	52.75%	0.00%
Net interest spread	3.49%	3.41%	3.70%	3.54%	3.49%
Net interest margin (1)	3.65%	3.58%	3.90%	3.72%	3.67%
Noninterest income to total revenue (3)	46.88%	53.59%	50.90%	48.40%	49.87%
Noninterest income to average total assets (1)	3.11%	3.98%	3.85%	3.35%	3.49%
Noninterest expense to average total assets (1)	5.95%	6.10%	6.38%	6.07%	6.44%
Efficiency ratio (4)	89.85%	82.10%	84.36%	87.79%	92.11%
Average held for investment loans and leases to average deposits	79.08%	75.39%	93.19%	77.36%	86.34%
Average securities available for sale to average total assets	5.94%	5.85%	4.79%	5.18%	5.53%
Average shareholders’ equity to average total assets	9.33%	10.23%	9.12%	9.51%	9.55%
Allowance for loan and lease losses (ALLL):
Balance at beginning of period	$25,283	$22,627	$19,130	$18,805	$14,448
Loans and leases charged off	(25)	(312)	(868)	(923)	(3,013)
Recoveries of loans and leases previously charged off	63	96	218	1,235	850
Transfer of loans from (to) held-for-sale	-	92	(1,443)	(613)	(1,443)
Provision for loan and lease losses	4,159	2,780	1,768	10,976	7,963

Balance at end of period	$29,480	$25,283	$18,805	$29,480	$18,805

Reserve for loss on repurchased loans
Balance at beginning of period	$7,045	$6,174	$4,282	$5,427	$3,485
Acquired in business combinations	-	-	314	-	314
Provision for loan repurchases	1,149	1,556	1,020	4,243	2,383
Payment made for loss reimbursement on sold loans	109	(685)	(189)	(1,367)	(755)

Balance at end of period	$8,303	$7,045	$5,427	$8,303	$5,427

(1)	Ratios are presented on an annualized basis
(2)	Dividends declared per common share divided by basic earnings per share. Not applicable for the year ended December 31, 2013, due to the net loss attributable to shareholders.
(3)	Total revenue is equal to the sum of net interest income before provision and noninterest income.
(4)	The ratios were calculated by dividing noninterest expense by the sum of net interest income before provision for loan and lease losses and noninterest income.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	December 31, 2014	September 30, 2014	December 31, 2013
Asset quality information and ratios:
30 to 89 days delinquent, excluding PCI loans	$40,694	$35,531	$37,699
90+ days delinquent, excluding PCI loans	16,835	15,672	13,441

Total delinquent loans, excluding PCI loans	57,529	51,203	51,140

PCI loans, 30 to 89 days delinquent	17,641	18,743	30,514
PCI loans, 90+ days delinquent	5,761	4,017	12,205

Total delinquent PCI loans	23,402	22,760	42,719

Total delinquent loans	$80,931	$73,963	$93,859

Total delinquent non-PCI loans to total non-PCI loans	1.55%	2.08%	2.43%
Total delinquent loans to gross loans	2.05%	2.73%	3.84%

Non-performing loans, excluding PCI loans	$38,381	$38,333	$31,648
90+ days delinquent and still accruing loans, excluding PCI loans	-	-	-
Other real estate owned	423	605	-

Non-performing assets	38,804	38,938	31,648
ALLL to non-performing loans	76.81%	65.96%	59.42%
Non-performing loans to gross loans	0.97%	1.41%	1.29%
Non-performing assets to total assets	0.65%	0.86%	0.87%
Loan breakdown by ALLL evaluation type:
Originated loans
Individually evaluated for impairment	$29,287	$29,030	$16,704
Collectively evaluated for impairment	1,892,240	1,668,004	1,168,195
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	4,191	8,004	2,243
Collectively evaluated for impairment	1,411,927	377,554	469,916
Seasoned SFR mortgage loan pools - non-impaired	364,580	376,575	449,767
Acquired with deteriorated credit quality	246,897	252,901	339,286

Total loans	$3,949,122	$2,712,068	$2,446,111

ALLL breakdown:
Originated loans
Individually evaluated for impairment	$1,288	$517	$96
Collectively evaluated for impairment	25,263	22,011	17,103
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	-	7	-
Collectively evaluated for impairment	2,906	2,748	1,410
Seasoned SFR mortgage loan pools - non-impaired	-	-	-
Acquired with deteriorated credit quality	23	-	196

Total ALLL	$29,480	$25,283	$18,805

Discount on Purchased/Acquired Loans:
Acquired loans through business acquisitions - non-impaired	$16,441	$6,512	$8,354
Seasoned SFR mortgage loan pools - non-impaired	29,955	30,811	38,240
Acquired with deteriorated credit quality	55,865	57,961	105,650

Total Discount	$102,261	$95,284	$152,244

Ratios:
To originated loans:
Individually evaluated for impairment	4.40%	1.78%	0.57%
Collectively evaluated for impairment	1.34%	1.32%	1.46%
Total ALLL	1.38%	1.33%	1.45%
To originated and acquired non-impaired loans:
Individually evaluated for impairment	3.85%	1.41%	0.51%
Collectively evaluated for impairment	0.85%	1.21%	1.13%
Total ALLL	0.88%	1.21%	1.12%
Total ALLL and discount (1)	1.38%	1.53%	1.63%
To total loans:
Individually evaluated for impairment	3.85%	1.41%	0.51%
Collectively evaluated for impairment	0.77%	1.02%	0.89%
Total ALLL	0.75%	0.93%	0.77%
Total ALLL and discount (1)	3.34%	4.45%	6.99%

(1)	The ratios were calculated by dividing a sum of ALLL and discounts by carrying value of loans.

Banc of California, Inc

Selected Financial Data, Continued

(Dollars in thousands)

(Unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
Composition of held for investment loans and leases
Commercial real estate	$999,857	$521,867	$529,883
Multi-family	955,683	367,364	141,580
Construction	42,198	25,997	24,933
Commercial and industrial	490,900	366,416	287,771
SBA	36,155	25,729	27,428
Lease financing	85,749	72,027	31,949

Total commercial loans	2,610,542	1,379,400	1,043,544

Single family residential mortgage	1,171,662	1,191,021	1,286,541
Other consumer	166,918	141,647	116,026

Total consumer loans	1,338,580	1,332,668	1,402,567

Total gross loans and leases	$3,949,122	$2,712,068	$2,446,111

Composition percentage of held for investment loans and leases
Commercial real estate	25.3%	19.2%	21.7%
Multi-family	24.2%	13.5%	5.8%
Construction	1.1%	1.0%	1.0%
Commercial and industrial	12.4%	13.5%	11.8%
SBA	0.9%	0.9%	1.1%
Lease financing	2.2%	2.7%	1.3%

Total commercial loans	66.1%	50.8%	42.7%

Single family residential mortgage	29.7%	44.0%	52.6%
Other consumer	4.2%	5.2%	4.7%

Total consumer loans	33.9%	49.2%	57.3%

Total gross loans and leases	100.0%	100.0%	100.0%

Composition of deposits
Noninterest-bearing checking	$662,295	$457,743	$429,158
Interest-bearing checking	1,054,828	779,704	539,098
Money market	1,074,432	769,291	518,696
Savings	985,646	932,133	963,536
Certificates of deposit	894,630	692,839	468,156

Total deposits	$4,671,831	$3,631,710	$2,918,644

Composition percentage of deposits
Noninterest-bearing checking	14.2%	12.6%	14.7%
Interest-bearing checking	22.6%	21.5%	18.5%
Money market	23.0%	21.2%	17.8%
Savings	21.1%	25.6%	33.0%
Certificates of deposit	19.1%	19.1%	16.0%

Total deposits	100.0%	100.0%	100.0%

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average		Yield	Average		Yield	Average		Yield
	Balance	Interest	/ Cost	Balance	Interest	/ Cost	Balance	Interest	/ Cost
Interest earning assets:
Loans held for sale and SFR mortgage	$1,778,112	$16,741	3.74%	$1,757,890	$16,979	3.83%	$1,204,739	$13,230	4.36%
Seasoned SFR mortgage loan pools	606,879	9,605	6.28%	675,083	11,753	6.91%	776,359	12,776	6.53%
Commercial real estate, multi-family, and construction	1,486,406	17,993	4.80%	827,934	9,592	4.60%	670,057	8,765	5.19%
Commercial and industrial, SBA, and lease financing	523,194	6,192	4.70%	451,992	5,060	4.44%	326,160	4,255	5.18%
Other consumer	139,837	2,068	5.87%	116,305	1,171	3.99%	78,917	896	4.50%

Gross loans and leases	4,534,428	52,599	4.60%	3,829,204	44,555	4.62%	3,056,232	39,922	5.18%
Securities	310,454	1,781	2.28%	257,067	1,460	2.25%	170,350	473	1.10%
Other interest-earning assets	189,091	700	1.47%	142,284	634	1.77%	160,538	361	0.89%

Total interest-earning assets	5,033,973	55,080	4.34%	4,228,555	46,649	4.38%	3,387,120	40,756	4.77%
Allowance for loan and lease losses	(26,105)			(23,266)			(19,960)
BOLI and non-interest earning assets	215,595			186,234			188,105

Total assets	$5,223,463			$4,391,523			$3,555,265

Interest-bearing liabilities:
Savings	960,253	1,963	0.81%	953,925	2,215	0.92%	969,266	2,751	1.13%
Interest-bearing checking	937,623	2,078	0.88%	745,635	2,037	1.08%	515,911	1,450	1.12%
Money market	964,414	841	0.35%	681,576	673	0.39%	550,652	639	0.46%
Certificates of deposit	837,174	1,558	0.74%	688,994	1,240	0.71%	471,473	825	0.69%
FHLB advances	307,859	210	0.27%	276,739	118	0.17%	157,772	92	0.23%
Long-term debt and other interest-bearing liabilities	98,672	2,099	8.44%	101,932	2,180	8.48%	86,936	1,697	7.74%

Total interest-bearing liabilities	4,105,995	8,749	0.85%	3,448,801	8,463	0.97%	2,752,010	7,454	1.07%
Noninterest-bearing deposits	577,623			448,825			429,620
Non-interest-bearing liabilities	52,267			44,505			49,345

Total liabilities	4,735,885			3,942,131			3,230,975
Total shareholders’ equity	487,578			449,392			324,290

Total liabilities and shareholders’ equity	$5,223,463			$4,391,523			$3,555,265

Net interest income/spread		$46,331	3.49%		$38,186	3.41%		$33,302	3.70%

Net interest margin			3.65%			3.58%			3.90%

Banc of California, Inc

Average Balance, Average Yield Earned, and Average Cost Paid, Continued

(Dollars in thousands)

(Unaudited)

	Year Ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest	Yield / Cost	Average Balance	Interest	Yield / Cost
Interest earning assets:
Loans held for sale and SFR mortgage	$1,632,547	$62,269	3.81%	$935,284	$39,216	4.19%
Seasoned SFR mortgage loan pools	683,121	$46,153	6.76%	439,445	32,878	7.48%
Commercial real estate, multi-family, and construction	935,129	$44,494	4.76%	560,661	28,241	5.04%
Commercial and industrial, SBA, and lease financing	438,250	$22,558	5.15%	234,426	14,376	6.13%
Other consumer	116,192	$5,287	4.55%	47,605	1,962	4.12%

Gross loans and leases	3,805,239	180,761	4.75%	2,217,421	116,673	5.26%
Securities	225,182	5,158	2.29%	153,229	2,632	1.72%
Other interest-earning assets	146,097	2,220	1.52%	276,420	1,206	0.44%

Total interest-earning assets	4,176,518	188,139	4.50%	2,647,070	120,511	4.55%
Allowance for loan and lease losses	(22,354)			(17,332)
BOLI and non-interest earning assets	194,462			143,538

Total assets	$4,348,626			$2,773,276

Interest-bearing liabilities:
Savings	967,803	9,121	0.94%	756,625	7,994	1.06%
Interest-bearing checking	735,156	7,629	1.04%	339,731	2,041	0.60%
Money market	692,464	2,788	0.40%	371,058	1,901	0.51%
Certificates of deposit	662,183	4,873	0.74%	558,994	4,115	0.74%
FHLB advances	267,816	527	0.20%	74,712	269	0.36%
Notes payable and other interest-bearing liabilities	96,279	7,924	8.23%	85,333	6,962	8.16%

Total interest-bearing liabilities	3,421,701	32,862	0.96%	2,186,453	23,282	1.06%
Noninterest-bearing deposits	468,077			287,325
Non-interest-bearing liabilities	45,394			34,680

Total liabilities	3,935,172			2,508,458
Total shareholders’ equity	413,454			264,818

Total liabilities and shareholders’ equity	$4,348,626			$2,773,276

Net interest income/spread		$155,277	3.54%		$97,229	3.49%

Net interest margin			3.72%			3.67%

Banc of California, Inc

Capital Ratios

(Unaudited)

	December 31, 2014	September 30, 2014	December 31, 2013
Capital Ratios:
Banc of California, Inc.
Total risk-based capital ratio:	11.28%	14.97%	12.45%
Tier 1 risk-based capital ratio:	10.54%	14.03%	11.41%
Tier 1 leverage ratio:	8.57%	9.28%	8.02%
Banc of California, NA
Total risk-based capital ratio:	12.04%	15.75%	14.65%
Tier 1 risk-based capital ratio:	11.29%	14.80%	13.60%
Tier 1 leverage ratio:	9.17%	9.80%	9.58%

Banc of California, Inc

Non-GAAP Measures

(Dollars in thousands, except per share data)

(Unaudited)

Non-GAAP performance measure:

Tangible common equity to tangible assets ratio and return on average tangible common equity are supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are used by management in the analysis of Banc of California, Inc.’s capital strength and performance of businesses. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders’ equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders’ equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following tables reconcile this non-GAAP performance measures to the GAAP performance measures for the periods indicated:

	December 31, 2014	September 30, 2014	December 31, 2013
Tangible common equity to tangible assets ratio
Total assets	$5,971,571	$4,537,996	$3,628,023
Less goodwill	(31,591)	(31,591)	(30,143)
Less other intangible assets	(25,252)	(10,829)	(12,152)

Tangible assets	$5,914,728	$4,495,576	$3,585,728

Total shareholders’ equity	$503,589	$446,881	$324,869
Less preferred stock	(79,877)	(79,877)	(79,877)
Less goodwill	(31,591)	(31,591)	(30,143)
Less other intangible assets	(25,252)	(10,829)	(12,152)

Tangible common equity	$366,869	$324,584	$202,697

Total shareholders’ equity to total assets	8.43%	9.85%	8.95%
Tangible common equity to tangible assets	6.20%	7.22%	5.65%

Common stock outstanding	34,190,740	28,023,701	19,561,469
Class B non-voting non-convertible common stock outstanding	609,195	602,783	584,674

Total common stock outstanding	34,799,935	28,626,484	20,146,143

Minimum number of shares issuable under purchase contracts (1)	3,215,538	4,198,425	-

Total common stock outstanding and shares issuable under purchase contracts	38,015,473	32,824,909	20,146,143

(1) Purchase contracts relating to the tangible equity units
Tangible common equity per common stock	$10.54	$11.34	$10.06
Book value per common stock	$12.18	$12.82	$12.16

Tangible equity per common stock and shares issuable under purchase contracts	$9.65	$9.89	$10.06
Book value per common stock and shares issuable under purchase contracts	$11.15	$11.18	$12.16

	Three Months Ended			Year Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Return on tangible common equity
Average total shareholders’ equity	$487,578	$449,392	$324,290	$413,454	$264,818
Less average preferred stock	(79,877)	(79,877)	(79,882)	(79,877)	(56,284)
Less average goodwill	(33,129)	(32,209)	(27,384)	(32,326)	(15,872)
Less average other intangible assets	(13,611)	(10,634)	(12,861)	(11,739)	(9,580)

Average tangible common equity	360,961	326,672	204,163	289,512	183,082

Net income	$10,214	$11,226	$3,321	$30,318	$79
Less preferred stock dividends	(910)	(910)	(951)	(3,640)	(2,185)
Add tax-effected amortization of intangible assets (1)	849	579	614	2,651	1,723
Add tax-effected impairment on intangible assets (1)	31	-	55	31	690

Net income (loss) available to common shareholders	$10,184	$10,895	$3,039	$29,361	$307

(1) Utilized a 35% effective tax rate

Return on average equity	8.31%	9.91%	4.06%	7.33%	0.03%
Return on average tangible common equity	11.19%	13.23%	5.91%	10.14%	0.17%